UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2016 (January 4, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2016 (the “Original Report”), which reported the election of Roger J. Wood to the board of directors. At the time of the filing of the Original Report, the board of directors had not determined the committees of the board of directors on which Mr. Wood would serve. This Amendment No. 1 to the Original Report is filed solely to amend and restate Item 5.02 of the Original Report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 4, 2016, Tenneco Inc. announced that it had expanded its board of directors to nine members and that Roger J. Wood had been elected to the company’s board of directors by action of the board of directors on that date. Mr. Wood will participate in the company’s standard compensatory arrangements for directors as described in the company’s most recent proxy statement. On February 3, 2016, Mr. Wood was appointed by the board of directors to serve as a member of the Compensation/Nominating/Governance Committee. Mr. Wood’s election is described in the company’s press release, dated January 4, 2016, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued January 4, 2016 (incorporated herein by reference to Exhibit 99.1 of the registrant’s Current Report on Form 8-K dated January 5, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 5, 2016	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary